As filed with the Securities and Exchange Commission on August 21, 2017
Registration No. 333- 217074

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
--------------------------------------------
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-4

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	6022	26-0513559
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

400 East Hammond Street
Hammond, Louisiana 70401
(985) 345-7685
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Alton B. Lewis, Jr.
President and Chief Executive Officer
400 East Hammond Street
Hammond, Louisiana 70401
(985) 345-7685
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin M. Azoff, Esq.	Bruce W. McGee, Esq.
Gregory M. Sobczak, Esq.	Vernon E. Rew, Jr., Esq.
Luse Gorman, PC	Whitaker Chalk Swindle & Schwartz, PLLC
5335 Wisconsin Avenue, N.W., Suite 780	301 Commerce Street, Suite 3500
Washington, D.C. 20015	Fort Worth, Texas 76102
Phone: (202) 274-2000	Phone: (817) 878-0500

Approximate date of commencement of proposed sale to the public: The merger of Premier Bancshares, Inc. with and into First Guaranty Bancshares, Inc., was consummated on June 16, 2017. First Guaranty Bancshares, Inc. is hereby amending this Registration Statement to deregister 48,033 shares of Common Stock, $1.00 par value, which were issuable to the shareholders of Premier Bancshares, Inc. in connection with the merger of Premier Bancshares, Inc. with and into First Guaranty Bancshares, Inc.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                                          ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)                               ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (No. 333-217074) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

In accordance with the undertaking of First Guaranty Bancshares, Inc. (the "Company") set forth in the Registration Statement on Form S-4 (File No. 333-217074), declared effective on April 17, 2017, the Company is filing this Post-Effective Amendment No. 1 to deregister 48,033 shares of its Common Stock, $1.00 par value, previously registered under the Securities Act of 1933 pursuant to the registration statement, issuable to the shareholders of Premier Bancshares, Inc. in connection with the merger of Premier Bancshares, Inc. with and into the Company.

Pursuant to the Registration Statement on Form S-4, 446,021 shares of Common Stock were registered to be issued to the shareholders of Premier Bancshares, Inc. in connection with the merger. Upon the consummation of the merger, the Company issued 397,988 of these shares to the shareholders of Premier Bancshares, Inc. Therefore, in accordance with the undertaking mentioned above, the Company hereby deregisters the remaining 48,033 shares of the Company's Common Stock previously registered pursuant to the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hammond, State of Louisiana, on August 21, 2017.

FIRST GUARANTY BANCSHARES, INC.

By:    /s/ Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Alton B. Lewis, Jr. Alton B. Lewis, Jr.	President, Chief Executive Officer and Vice Chairman of the Board (Principal Executive Officer)	August 21, 2017

/s/ Eric J. Dosch Eric J. Dosch	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 21, 2017

/s/ Marshall T. Reynolds Marshall T. Reynolds	Chairman of the Board	August 21, 2017

/s/ Glenda B. Glover Glenda B. Glover	Director	August 21, 2017

/s/ William K. Hood William K. Hood	Director	August 21, 2017

/s/ Edgar R. Smith III Edgar R. Smith III	Director	August 21, 2017